PROSPECTUS SUPPLEMENT
(To Prospectus dated March 19, 1998)
                                 $49,900,000
                        PRINCIPAL AMOUNT PLUS INTEREST

                              LIQUIDITY FACILITY
                                      OF
                        FGIC SECURITIES PURCHASE, INC.
                                IN SUPPORT OF

                       DALLASTOWN AREA SCHOOL DISTRICT
                          YORK COUNTY, PENNSYLVANIA
                   GENERAL OBLIGATION BONDS, SERIES OF 1998

Date of 1998 Bonds:  Date of delivery                  Due:  February 1, 2018

     The 1998 Bonds will continue to bear interest at a Weekly Rate unless a change in the interest rate mode occurs as described herein. The 1998 Bonds are subject to mandatory and optional redemption prior to maturity and to mandatory tender for purchase, as described herein. Payment of the purchase price equal to 100% of the principal amount plus accrued interest on the 1998 Bonds tendered for purchase as described herein will be made pursuant and subject to the terms of the FGIC-SPI Liquidity Facility described herein; provided that if 1998 Bonds are purchased on a Scheduled Interest Payment Date, the purchase price will not include accrued and unpaid interest, and such interest will be paid to the beneficial owners as of the Regular Record Date as described herein.

                        FGIC SECURITIES PURCHASE, INC.

     The FGIC-SPI Liquidity Facility will expire on March 19, 2003 unless extended by FGIC Securities Purchase, Inc.

                            --------------------
    THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED BY  THE
      SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
         ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
           ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.
                            --------------------

     The obligations of FGIC Securities Purchase, Inc. under the FGIC-SPI Liquidity Facility (the "Obligations")
are not being sold separately from the 1998 Bonds, which are being offered pursuant to a separate Official Statement. The Obligations are not severable from the 1998 Bonds and may not be separately traded. This Prospectus Supplement and the accompanying Prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of 1998 Bonds purchased by FGIC Securities Purchase, Inc.

              ------------------------------------------------

                          HOPPER SOLIDAY & CO., INC.

              ------------------------------------------------

          The date of this Prospectus Supplement is March 19, 1998.


     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE OBLIGATIONS. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF OBLIGATIONS TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                     DOCUMENTS INCORPORATED BY REFERENCE

     There are hereby incorporated herein by reference the Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 1997, June 28, 1997 and September 27, 1997 of General Electric Capital Corporation ("GE Capital"), both heretofore filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), to which reference is hereby made.

                                 INTRODUCTION

     This Prospectus Supplement is provided to furnish information on the obligations of FGIC Securities Purchase, Inc. ("FGIC-SPI" or the "Liquidity Facility Issuer") under the liquidity facility in support of $49,900,000 aggregate principal amount of General Obligation Bonds, Series of 1998 to be issued by the Dallastown Area School District, York County, Pennsylvania (the "School District"), on or about March 19, 1998 (the "1998 Bonds" or the "Bonds"). The proceeds from the sale of the 1998 Bonds will be used for and toward the construction, renovation and improvement of various public school facilities of the School District. FGIC-SPI will enter into a Standby Bond Purchase Agreement (the "FGIC-SPI Liquidity Facility") with Dauphin Deposit Bank and Trust Company (the "Paying Agent" and the "Tender Agent"), pursuant to which FGIC-SPI will be obligated under certain circumstances to purchase unremarketed Bonds from the Owners thereof optionally or mandatorily tendering their Bonds for purchase. In order to obtain funds to purchase the Bonds, FGIC-SPI will enter into a Standby Loan Agreement with General
Electric Capital Corporation ("GE Capital") under which GE Capital will be irrevocably obligated to lend funds as needed by FGIC-SPI to purchase Bonds. The obligations of FGIC-SPI under the FGIC-SPI Liquidity Facility will expire on February 15, 2003 unless extended by FGIC-SPI or sooner terminated in accordance with its terms.

     Capitalized terms used and not otherwise defined herein have the meanings assigned to them in Appendix B hereof.

                                THE 1998 BONDS

GENERAL DESCRIPTION

               The following is a summary of certain provisions of the 1998 Bonds, which are summarized in the material below, entitled "SUMMARY OF INTEREST RATE MODES." Reference is made to the 1998 Bonds and to the Resolution for the detailed provisions of the 1998 Bonds.

               The 1998 Bonds are being issued in the principal amount and are stated to mature on the date shown on the front cover of this Prospectus Supplement. Until converted to another Interest Mode as described herein, the 1998 Bonds are to bear interest from the date of their initial delivery at the Weekly Rate determined by the Remarketing Agent as described herein. The Interest Mode for the 1998 Bonds may be converted to a Term Mode, as described below. The interest rate on the 1998 Bonds while in the Weekly Mode is sometimes referred to herein as "Variable Rates." The interest rate on the 1998 Bonds in the Term Mode is referred to as the "Fixed
Rate." 1998 Bonds purchased by FGIC-SPI (the "Provider Bonds") in accordance with the Standby Bond Purchase Agreement (the "Agreement") will bear interest at FGIC-SPI Rate (as defined in the Standby Bond Purchase Agreement) until such Provider Bonds are remarketed or are purchased by the School District. Only FGIC-SPI has any right to receive interest at FGIC-SPI Rate.

               The 1998 Bonds will be issuable in book-entry form, without coupons, in the authorized denomination of $100,000 or in any whole $5,000 multiples in excess of $100,000. See "SUMMARY OF INTEREST RATE MODES."

               The Scheduled Interest Payment Dates for interest accrued on the 1998 Bonds (other than Provider Bonds) during the Weekly Mode is the first Business Day of each month, and the Regular Record Date therefor is the Business Day preceding such Scheduled Interest Payment Date. For Provider Bonds, accrued interest will be paid on the Scheduled Interest Payment Dates and on the dates such Provider Bonds are remarketed or are purchased by the School District. The Scheduled Interest Payment Dates for interest accrued on 1998 Bonds during the Term Mode is the first day of each February and August of such 1998 Bonds, as described below, and the Regular Record Date therefor is that day (whether or not a Business Day) which is fifteen days prior to each Scheduled Interest Payment Date.

     Interest due on the 1998 Bonds on each Scheduled Interest Payment Date is to be paid, except as described below, by check mailed to the persons appearing on the Regular Record Date as registered owners on the registration books kept by the Paying Agent; provided, however, that if funds on any
Scheduled Interest Payment Date are insufficient to pay the interest then due, such defaulted interest will cease to be payable to the registered owner as of the Regular Record Date but will instead be payable on a Special Interest Payment Date established by the Paying Agent for payment of such defaulted interest when sufficient funds are available, to the registered owner as of a Special Record Date to be established in accordance with the provisions of the Resolution. Upon written request to the Paying Agent, on file at least fifteen (15) days prior to the Scheduled Interest Payment Date, beneficial owners of $1,000,000 or more in aggregate principal amount of the 1998 Bonds may elect to receive payments of interest by wire transfer to a designated account commencing on the first Scheduled Interest Payment Date following such Regular Record Date.

               Under certain circumstances as described herein, the beneficial owner of a 1998 Bond will have the right to tender to the Tender Agent a 1998 Bond (or any portion thereof in an authorized denomination) for purchase from and to the extent of the sources of funds described herein at a price (the "Purchase Price") equal to 100% of the principal amount thereof, plus accrued interest; provided, however, that if such 1998 Bond is purchased on a Scheduled Interest Payment Date, such Purchase Price is not to include accrued and unpaid interest, and such interest is to be paid to the registered owner of such 1998 Bond as of the Regular Record Date. Payment for 1998 Bonds so tendered is required to be made in immediately available funds by 3:00 p.m., New York City time, on the Purchase Date specified by the owner if the notice and tender requirements described herein and as set forth in the Resolution have been strictly complied with. Subject to the provisions described below under "BOOK-ENTRY ONLY SYSTEM," notices of tender are to be delivered to the Tender Agent by the beneficial owner. See "1998 BONDS - Purchase of Tendered Bonds - Optional Tender" and "BOOK-ENTRY ONLY SYSTEM."

               Hopper Soliday & Co., Inc. has been appointed Remarketing Agent for the 1998 Bonds. The Remarketing Agent is to remarket 1998 Bonds tendered for purchase and is to perform certain rate-setting functions in connection with the 1998 Bonds as described herein under "THE 1998 BONDS - Interest" pursuant to a Remarketing Agreement to be dated as of the date of the initial sale of the 1998 Bonds (the "Remarketing Agreement"), between the School District and the Remarketing Agent. See "1998 BONDS - Remarketing of the 1998 Bonds."

               So long as DTC, or its partnership nominee, Cede & Co., is the registered owner of the 1998 Bonds, payments of the principal of and interest on the 1998 Bonds, and payments of the Purchase Price of any 1998 Bonds subject to optional or mandatory tender, are to be made by the Tender Agent directly to Cede & Co. Disbursements of such payments to the DTC
Participants (as hereinafter defined) is the responsibility of DTC. Disbursements of such payments to the owners of beneficial interests in the 1998 Bonds is the responsibility of the DTC Participants and the Indirect Participants (as hereinafter defined). See "BOOK-ENTRY ONLY SYSTEM" below.

INTEREST

               GENERAL. The 1998 Bonds are being issued in the Weekly Mode. Until the Interest Mode of the 1998 Bonds is converted to another Interest Mode as described below, the 1998 Bonds will bear interest at the Weekly Rate which is the Market Rate (as hereinafter defined) determined by the Remarketing Agent by 4:30 p.m., New York City time, on the Business Day preceding the initial Weekly Rate Period, and each Wednesday thereafter, or, if any such Wednesday is not a Business Day, on the next preceding Business Day. Each Weekly Rate Period is to commence on a Wednesday and end on the Tuesday of the following week. The Interest Mode of the 1998 Bonds may be converted to a Term Mode, as elected by the School District, following which the 1998 Bonds will bear interest at such Variable Rate or Term Rate as determined by the Remarketing Agent. Such conversion will result in the mandatory tender for purchase of the 1998 Bonds as described below under "Purchase of Tendered 1998 Bonds - Mandatory Tender." When 1998 Bonds bear interest at a Weekly Rate, interest will be computed on the basis of a year of 365 days or 366 days, as appropriate, for the actual number of days elapsed. When 1998 Bonds bear interest at a Term Rate, interest will be computed on the basis of a year of 360 days, based upon twelve 30-day months.

               THE SCHOOL DISTRICT ANTICIPATES THAT A REMARKETING MEMORANDUM OR OTHER DISCLOSURE DOCUMENT WILL BE PREPARED IN THE EVENT THE 1998 BONDS ARE CONVERTED TO A TERM RATE MODE AND IN THE EVENT THE 1998 BONDS ARE NOT SUPPORTED BY A LIQUIDITY FACILITY OR ARE SUPPORTED BY AN ALTERNATE LIQUIDITY FACILITY.

     Weekly Mode. In the Weekly Mode, 1998 Bonds will bear interest at the Weekly Rate, which is the Market Rate (as hereinafter defined) determined by the Remarketing Agent by 4:30 p.m., New York City time, on the Business day immediately preceding the commencement of the initial Weekly Rate Period and on each subsequent Wednesday thereafter (or, if such Wednesday is not a Business Day, on the next succeeding Business Day). Each Weekly Rate Period is to commence on a Thursday and end on the Wednesday of the following week. In the case of a conversion from a Weekly Mode to a Term Mode, the last Weekly Rate Period prior to conversion will end on the last day immediately preceding the Conversion Date.

     Term Mode. In the Term Mode, 1998 Bonds will bear interest at the Term Rate which is the Market Rate for such Term Rate Period determined by the Remarketing Agent, with the consent of the School District, not more than 15 days preceding nor less than one day prior to the commencement of such Rate Period. The Term Rate Period will be to the final maturity date of the 1998 Bonds.

     WEEKLY RATE DETERMINATION. The Remarketing Agent is required to make each determination of the "Weekly Rate" on the respective date described above for each Weekly Mode (each a "Rate Determination Date"), such rate being the lowest interest rate not in excess of the Maximum Interest Rate (as hereinafter defined) that, in the judgment of the Remarketing Agent, would cause such 1998 Bonds to have a market value equal to 100 percent of the principal amount thereof, plus accrued interest, if any, under prevailing market conditions as of the Rate Determination Date. "Maximum Interest Rate" for the 1998 Bonds (other than Provider Bonds) means fifteen percent (15%) per annum while the 1998 Bonds are in the Weekly Mode, or such higher rate as may be set forth in the Liquidity Facility for the 1998 Bonds.

               If for any reason the Remarketing Agent fails to determine or to notify the Tender Agent of the Market Rate for any 1998 Bonds on a Rate Determination Date, or if the Market Rate for any 1998 Bonds so determined by the Remarketing Agent on such Rate Determination Date is determined by a court of competent jurisdiction to be invalid or unenforceable, the Market Rate for such 1998 Bonds to be determined on such Rate Determination Date is to be determined as follows: the Market Rate for such Rate Period will be the lesser of (i) the Maximum Interest Rate and (ii) 65 percent of the "11 Bond Municipal Bond Index" most recently published by The Bond Buyer or any successor publication.

     The Tender Agent is to inform the owners of 1998 Bonds that bear interest at a Term Rate of the rates determined with respect to such 1998 Bonds promptly upon the determination thereof by first class mail, postage prepaid. Owners of 1998 Bonds may call the Remarketing Agent to obtain the interest rates in effect for such 1998 Bonds for the Weekly Rate Period after 4:45 p.m. on the Wednesday preceding the new Weekly Rate Period.

     CONVERSION OF 1998 BONDS TO TERM MODE - OPTIONAL/MANDATORY. The School ------------------------------------------------------------ District is
permitted to convert the interest rate on the 1998 Bonds from a Weekly Rate to the Term Rate at any time and is required to commence such conversion at least 90 days prior to the scheduled expiration of the Liquidity Facility and at least five (5) days following the mandatory tender of 1998 Bonds for purchase of the "20-Bond Municipal Bond Index" (or equivalent index) published by the Bond Buyer reaches or exceeds 10%.
                 ----------

     NOTICE TO BONDHOLDERS. In the case of a conversion from the Weekly Rate ---------------------- to the Term Rate, the Paying Agent
shall give notice by first class mail (postage prepaid) to the Holders not less than 30 days prior to the proposed Conversion Date stating (i) that, in the case of a conversion to the Term Rate, the interest rate on the 1998 Bonds is scheduled to be converted to a Term Rate, (ii) the proposed Conversion Date, (iii) that the School District, on or before the tenth day prior to the proposed Conversion Date, may determine not to convert the 1998 Bonds, in which case the Paying Agent shall notify the Holders in writing to such effect, and (iv) that all outstanding 1998 Bonds will be subject to tender for purchase on the Conversion Date, or if such Conversion Date is not a Business Day, the first Business Day following such Conversion Date, at a price of par plus accrued interest, if any. Upon such conversion, the 1998 Bonds shall be subject to mandatory tender for purchase on the Conversion Date, or if such Conversion Date is not a Business Day, the first Business Day immediately following such Conversion Date. Notwithstanding such notice in no event shall a conversion be effected unless there is delivered to the Paying Agent (1) an opinion of Bond Counsel be obtained with respect to the tax-exempt status of the interest on the 1998 Bonds and (2) written consent of the Bond Insurer.

     EFFECT OF DETERMINATION. The Conversion of the 1998 Bonds from the Weekly Mode to the Term Mode and the determination of the Term Rate by the Remarketing Agent shall be conclusive and binding upon the Holders of the 1998 Bonds, the Paying Agent, the School District, the Tender Agent and all other persons, and none of the School District, the Paying Agent, the Tender Agent or the Remarketing Agent will have any liability to any Holders of the 1998 Bonds for any such determination, whether due to any error in judgment, failure to consider any information, opinion or resource or otherwise or for failure to give any required notice or for failure of any Holders of the 1998 Bonds to receive any such notice.

PURCHASE OF TENDERED 1998 BONDS

               OPTIONAL TENDER. A Bondholder will have the right to tender 1998 Bonds (or portions thereof in authorized denominations) for purchase on the purchase dates and with prior notice and delivery as described below, at the Purchase Price, but payable solely from and to the extent of proceeds of the remarketing of such 1998 Bonds, amounts drawn under the applicable Liquidity Facility and payments made by the School District for such purpose under the Resolution. See "Mandatory Tender" below.

               Payment for 1998 Bonds so tendered is required to be made in immediately available funds by 4:00 p.m., New York City time, on the date specified by the Bondowner for purchase if the notice and, subject to the provisions described under "BOOK-ENTRY ONLY SYSTEM," the tender requirements described below and as set forth in the Resolution have been strictly complied with. Subject to the provisions of the book-entry system, each such 1998 Bond must be endorsed in blank or accompanied by an instrument of transfer satisfactory to the Tender Agent executed in blank by the Bondowner.


               SO LONG AS DTC IS THE REGISTERED OWNER OF THE 1998 BONDS, A BENEFICIAL OWNER (AS HEREINAFTER DEFINED) OF 1998 BONDS IS REQUIRED TO GIVE NOTICE TO ELECT TO HAVE ITS 1998 BONDS PURCHASED OR TENDERED, THROUGH ITS PARTICIPANT (AS HEREINAFTER DEFINED), TO THE REMARKETING AGENT AND SHALL EFFECT DELIVERY OF SUCH 1998 BONDS BY CAUSING THE DIRECT PARTICIPANT TO TRANSFER THE PARTICIPANT'S INTEREST IN THE 1998 BONDS, ON DTC'S RECORDS, TO THE TENDER AGENT.

               WEEKLY MODE. During a Weekly Mode, 1998 Bonds may be tendered to the Tender Agent for purchase as described above on any Business Day by delivering:

     (1) a written notice (which shall be irrevocable and effective upon receipt) to the Tender Agent and the Remarketing Agent by 5:00 p.m., New York City time, on a Business Day not less than five Business Days prior to the designated Purchase Date, stating the principal amount of such 1998 Bonds (or portion thereof in an authorized denomination) that the Bondholder irrevocably demands be purchased, the designated purchase date, the series designation and CUSIP number of such 1998 Bonds and the payment instructions with respect to Purchase Price, and

     (2) deliver such 1998 Bonds to the Tender Agent by 1:30 p.m., New York City time on the designated Purchase Date.

               Notice of tender is to be delivered to the Tender Agent and the Remarketing Agent by the beneficial owners of the 1998 Bonds. The determination of the Tender Agent as to compliance with the notice and bond delivery requirements is in the sole discretion of the Tender Agent and binding upon the Bondowner. The Tender Agent and the Remarketing Agent may waive any irregularity or nonconformity in any tender.

               As provided in the Resolution, all notices of optional tender shall be irrevocable. 1998 Bonds (or portions thereof), for which a notice is received but that are not delivered in accordance with the Resolution will be deemed to have been tendered and, upon deposit of the Purchase Price with the Tender Agent, the owners of such undelivered 1998 Bonds will have no further rights with respect to such 1998 Bonds (or portions thereof), other than payment of the Purchase Price therefor. See "Undelivered Bonds. "

          In accepting a notice of tender pursuant to the Resolution, the Tender Agent and the Remarketing Agent may conclusively assume that the person providing the notice of tender is the Beneficial Owner of the 1998 Bonds and therefore entitled to tender them. The Tender Agent and the Remarketing Agent assume no liability to anyone in accepting a notice of tender from a person whom it reasonably believes to be a Beneficial Owner of the 1998 Bonds.

     MANDATORY TENDER. The owners of 1998 Bonds will be required to tender, and in any event will be deemed to have tendered, their 1998 Bonds to the Tender Agent for purchase at the Purchase Price, but payable solely from and to the extent of proceeds of the remarketing of such 1998 Bonds and amounts drawn under the Liquidity Facility and payments made by the School District for such purpose under the Resolution, on each of the following mandatory tender dates:

     (1)  LIQUIDITY FACILITY EXPIRATION

               (a) the Scheduled Interest Payment Date (but in any case not less than 5 days) next preceding the expiration date of the Liquidity Facility for 1998 Bonds, unless on or prior to such Scheduled Interest Payment Date the Paying Agent has received an extension of the Liquidity Facility or an Alternate Liquidity Facility has been provided to the Paying Agent in accordance with the terms of the Resolution; or

               (b) the date of the replacement of the Liquidity Facility with an Alternate Liquidity Facility that does not meet the requirements of an "Alternate Liquidity Facility" described under "STANDBY BOND PURCHASE AGREEMENT," if such replacement will result in a reduction or withdrawal of the then-current short-term rating on the 1998 Bonds; and

          UNSCHEDULED LIQUIDITY FACILITY TERMINATION: The fifteenth Business Day after the Tender Agent receives notice that FGIC-SPI's commitment under the Liquidity Facility will be terminated because an event of default or a termination event has occurred under the Liquidity Facility, if FGIC-SPI is required to give prior notice of termination as described under "STANDBY BOND PURCHASE AGREEMENT-Effect of Occurrence of an Event of Default".


       On the Conversion Date, or if such Conversion Date is not a Business Day, the first Business Day succeeding such Conversion Date; and,

     (4) On the fifteenth (15/th/) Business Day following the first day during the term of the Bonds on which the "20-Bond Municipal Bond Index" (or equivalent index) published by the Bond Buyer reaches or exceeds ten percent (10%).

 The Tender Agent is required to give notice of mandatory tender, as provided in the Resolution, to each owner of the 1998 Bonds of the applicable series by first-class mail at least 10 days prior to a mandatory tender date. The Bondowners shall have no right to elect to retain Bonds that are subject to mandatory tender.

 UNDELIVERED BONDS. ANY 1998 BOND (OR PORTION THEREOF) FOR WHICH NOTICE OF OPTIONAL OR MANDATORY TENDER HAS BEEN GIVEN IN ACCORDANCE WITH THE PROVISIONS OF THE RESOLUTION, BUT THAT IS NOT TENDERED FOR PURCHASE BY THE REQUIRED TIME, WILL BE DEEMED TO HAVE BEEN TENDERED AND SOLD ON THE DESIGNATED PURCHASE DATE AND, UPON DEPOSIT IN THE PURCHASE FUND ESTABLISHED BY THE TENDER AGENT OF AN AMOUNT SUFFICIENT TO PAY THE PURCHASE PRICE OF SUCH 1998 BOND ON SUCH PURCHASE DATE, THE OWNER OF SUCH 1998 BOND WILL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST ACCRUED SUBSEQUENT TO SUCH DATE) IN RESPECT THEREOF OTHER THAN THE PURCHASE PRICE FOR SUCH 1998 BOND AND ACCRUED INTEREST AS OF THE PURCHASE DATE, UNLESS THE PURCHASE DATE IS A SCHEDULED INTEREST PAYMENT DATE IN WHICH CASE THE OWNER OF SUCH 1998 BOND AS OF THE REGULAR RECORD DATE IS ENTITLED TO SUCH ACCRUED

INTEREST AS OF THE PURCHASE DATE. SUCH 1998 BOND WILL NO LONGER BE ENTITLED TO THE BENEFIT OF THE INDENTURE, EXCEPT FOR THE PURPOSE OF PAYMENT OF SUCH PURCHASE PRICE AND, EXCEPT AS DESCRIBED ABOVE, ACCRUED INTEREST AS OF THE PURCHASE DATE.

REMARKETING

               The School District and the Remarketing Agent are entering into the Remarketing Agreement pursuant to which the School District will agree to pay to the Remarketing Agent a fee for its services as Remarketing Agent and the Remarketing Agent will agree, among other things, to perform the duties of the Remarketing Agent set forth in the Resolution. The
Remarketing Agreement may be amended by the School District and the Remarketing Agent without the consents of the Paying Agent, the Tender Agent and the 1998 Bondowners.

               The Remarketing Agreement provides that the Remarketing Agent may be removed by the School District or may resign, upon 30 days' prior notice, as provided therein and in the Resolution. In addition, under certain circumstances the Remarketing Agent may cease reoffering and selling the 1998 Bonds with immediate effect. The School District has agreed in the Remarketing Agreement to indemnify the Remarketing Agent against certain liabilities, including certain liabilities under federal securities laws.

REDEMPTION

 OPTIONAL REDEMPTION. While in the Weekly Mode, the 1998 Bonds are subject to redemption prior to their scheduled maturity at the option of the School District in whole, or in part by lot from time to time, on any date, at a redemption price equal to 100% of the principal amount thereof plus interest accrued to the date fixed for redemption.

               Subject to certain conditions, including provision of an opinion of Bond Counsel that a change in the redemption provisions of the 1998 Bonds will not adversely affect the exclusion from gross income of interest on the 1998 Bonds for federal income tax purposes, the foregoing redemption periods and redemption prices may be revised effective as the date of such change. Any such revisions of the redemption period and redemption price will not be considered an amendment of or a supplement to the Resolution and will not require the consent of a Bondholder or any other person or entity.

 MANDATORY SINKING FUND REDEMPTION. While in the Weekly Mode, the 1998 Bonds are subject to mandatory sinking fund redemption prior to stated maturity, on the first Business Day in February of the years and in the principal amounts set forth in the following schedule, as drawn by lot by the Paying Agent on behalf of the School District.

           Years         Amount              Years            Amount
           ----          ------              -----            ------
           2000         1,650,000             2010           2,635,000
           2001         1,725,000             2011           2,770,000
           2002         1,800,000             2012           2,920,000
           2003         1,885,000             2013           3,075,000
           2004         1,975,000             2014           3,235,000
           2005         2,070,000             2015           3,410,000
           2006         2,170,000             2016           3,600,000
           2007         2,275,000             2017           3,795,000
           2008         2,390,000             2018*          4,010,000
           2009         2,510,000

*Maturity

               Any such redemption shall be upon application of the moneys available for such purpose under the Resolution, upon payment of the redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, from the most recent Scheduled Interest Payment Date to the date fixed for redemption.

               SELECTION OF BONDS TO BE REDEEMED. If fewer than all the 1998 Bonds are to be redeemed, Provider Bonds will be selected for redemption prior to any other 1998 Bonds. After all Provider Bonds have been redeemed, the Paying Agent shall select 1998 Bonds for redemption by lot or other means deemed fair and appropriate, provided that no Bond outstanding after such redemption shall be of a denomination less than the minimum authorized denomination of $100,000. If a Bond is of a denomination larger than $100,000, a portion of such Bond may be redeemed. For this purpose, the Paying Agent will consider each Bond in a denomination larger than the minimum Authorized Denomination to be separate Bonds each in the denomination of $5,000. In all cases, Purchased Bonds shall be redeemed before any other 1998 Bonds are redeemed.

               Upon surrender of a 1998 Bond redeemed in part, the Paying Agent will authenticate and deliver to the surrendering holder a new 1998 Bond or 1998 Bonds in Authorized Denominations equal in aggregate principal amount to the unredeemed portion of the 1998 Bond surrendered.

               Notwithstanding anything to the contrary herein and in the Resolution, there shall be no redemption of less than all of the 1998 Bonds if there shall have occurred and be continuing an Event of Default.

               NOTICE OF REDEMPTION. At least 10 days (if the 1998 Bonds are in the Weekly Mode) and 30 days (if the 1998 Bonds are in the Term Mode) before the redemption date of any 1998 Bonds, the Paying Agent is required to send notice by first class mail to all registered owners of 1998 Bonds to be redeemed as a whole or in part. Such redemption notice is to set forth certain details with respect to the redemption in accordance with the provisions of the Resolution and state that from the date fixed for redemption that interest will cease to accrue on the 1998 Bonds so called for redemption. Failure to give such notice by mail to any owner of 1998 Bonds to be redeemed, or any defect therein, will not affect the validity of any proceedings for the redemption of any other 1998 Bonds. If at the time of mailing of any notice of redemption (other than a mandatory sinking fund redemption), the School District shall not have deposited with the Paying Agent moneys sufficient to redeem all the 1998 Bonds called for redemption, such notice shall state that it is subject to the deposit of sufficient moneys with the Paying Agent not later than the opening of business on the redemption date and shall be of no effect unless such moneys are so deposited.

               So long as DTC or its nominee is the registered owner of the 1998 Bonds, any failure on the part of DTC or failure on the part of a nominee of a Beneficial Owner (having received notice from a Participant or otherwise) to notify the Beneficial Owner affected by any redemption of such redemption, shall not affect the validity of the redemption. So long as DTC or its nominee is the registered owner of the 1998 Bonds, if less than all of the 1998 Bonds are called for redemption, the particular 1998 Bonds or portions of 1998 Bonds to be redeemed are to be selected by lot by DTC, the Participants and Indirect Participants in such manner as they may determine. See "BOOK-ENTRY ONLY SYSTEM" below.

TRANSFER AND EXCHANGE

               Subject to the provisions described below under "BOOK-ENTRY ONLY SYSTEM," a 1998 Bond may be transferred or exchanged only upon presentation thereof to the Paying Agent. Such 1998 Bond must be

accompanied  by an endorsement  duly executed  by the  registered owner.   No
charge will be imposed in connection with any transfer or exchange, except for taxes or governmental charges related thereto.


                        SUMMARY OF INTEREST RATE MODES


                                 WEEKLY MODE
                                  ----------

Interest Payment and Calculation       First Business Day of month; on actual
                                       days over 365/366 day year Method

Record Date                            Business Day preceding the Scheduled
                                       Interest Payment Date

Authorized Denominations               $100,000 and $5,000 multiples in excess
                                       of $100,000

Rate Determination Date                Business Day immediately preceding the
                                       commencement of the Weekly Mode, and
                                       each subsequent Wednesday thereafter
                                       of, if not a Business Day, on the next
                                       succeeding Business Day (by 4:30 p.m.,
                                       New York City time)

Rate Period                            Period beginning Thursday of one week
                                       and ending Wednesday of the following
                                       week, or on the Conversion Date in the
                                       case of a conversion to the Term Mode

Rate Adjustment Date                   Each Thursday

Notice of Interest Rate                Owners may call the Remarketing Agent
                                       to obtain interest rates for the week
                                       after 4:30 p.m. on the Wednesday
                                       preceding the new Weekly Rate Period

Optional Tender Dates                  Any Business Day at least five Business
                                       Days after delivery of notice

Notice of Optional Tender             Irrevocable written notice of tender to
                                      Tender Agent and Remarketing Agent not
                                      later than 5:00 p.m., New York City time, on any Business Day not less than five
                                      Business Days prior to the Purchase Date, and delivery of the 1998 Bonds to the Tender Agent by 1:30 p.m., New York City time on the Purchase Date

Notice of Conversion to Term Mode     Tender Agent to mail notice to Bondowner
                                      by 45/th/ day preceding Conversion Date



                                  TERM MODE
                                  ---------



Interest Payment and Calculation      Semiannually on the first day of each
                                      February and August on 360-day year of
                                      twelve 30-day months

Record Date                           That day (whether or not a Business Day)
                                      which is 15 days prior to each Scheduled
                                      Interest Payment Date

Authorized Denominations              $5,000 and multiples thereof

Term Rate Determination Date          A day not more than 15 days preceding
                                      nor less than one day prior to the
                                      Conversion Date

Term Period                           Final maturity date of the Bond

Rate Adjustment Date                  Conversion Date

Notice of Interest Rate               Tender Agent to mail notice to Bondowner
                                      promptly after Term Rate Determination
                                      Date.

Purchase Date for Mandatory Tender    Conversion Date

Notice of Conversion to Term Mode     Tender Agent to mail notice to Bondowner
                                      by 30/th/ day preceding Conversion Date
                                      (or shorter period under the terms of
                                      the Resolution)


                            BOOK-ENTRY ONLY SYSTEM

          The information set forth herein concerning The Depository Trust Company, New York, New York ("DTC") and the book-entry system described below has been extracted from materials provided by DTC for such purpose, is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the School District, the Bond Counsel, the Paying Agent or the Underwriter.

          DTC will serve as securities depository under a book-entry system for the 1998 Bonds. Unless such system is discontinued, the provisions described below (including provisions regarding payments to and transfers by the owners of beneficial interests in the 1998 Bonds) will be applicable to all the 1998 Bonds. If such system is discontinued, the provisions described under "Discontinuation of Book-Entry Only System" will be applicable.

          The ownership of one fully registered 1998 Bond will be registered in the name of Cede & Co., as nominee for DTC. SO LONG AS CEDE & CO. IS THE REGISTERED OWNER OF THE 1998 BONDS, AS NOMINEE OF DTC, REFERENCES HEREIN TO THE BONDHOLDERS, BONDOWNERS OR REGISTERED OWNERS OF THE 1998 BONDS SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE 1998 BONDS.

          DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of its participants (the "DTC Participants") and to facilitate the clearance and settlement of securities transactions among DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by several DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect Participants").

          Beneficial ownership interests in the 1998 Bonds may be purchased by or through DTC Participants. Such DTC Participants and the persons for whom they acquire interests in the 1998 Bonds as nominees (the "Beneficial Owners") will not receive a Bond certificate, but each DTC Participant will receive a credit balance in the records of DTC in the amount of such DTC Participant's interest in the 1998 Bonds, which will be confirmed in accordance with DTC's standard procedures. Beneficial Owners will not receive certificates representing their beneficial ownership interests in the 1998 Bonds, unless use of the book- entry only system is discontinued as described below.

          Transfers of beneficial ownership interests in the 1998 Bonds which are registered in the name of Cede & Co., as nominee of DTC, will be accomplished by book entries made by DTC and in turn by the DTC Participants and Indirect Participants who act on behalf of the Beneficial Owners. For every transfer and exchange of beneficial ownership in the 1998 Bonds, the Beneficial Owner may be charged a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto.

          For so long as the 1998 Bonds are registered in the name of DTC or its nominee, Cede & Co., the School District and the Paying Agent will recognize DTC or its nominee, Cede & Co., as the owner of the 1998 Bonds for all purposes, including notices and voting. Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants and by DTC Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among DTC, DTC Participants, Indirect Participants and Beneficial Owners, subject to any statutory and regulatory requirements as may be in effect from time to time.

          Under the Resolution, payments made by the Paying Agent to DTC or its nominee shall satisfy the payment obligations of the School District under the Resolution.

          Principal, redemption price and interest payments on the 1998 Bonds will be made by the Paying Agent to DTC or to its nominee, Cede & Co., as registered owner of the 1998 Bonds. Disbursement of such payments to the Beneficial Owners is the responsibility of DTC, the DTC Participants and, where appropriate, the Indirect Participants. Upon receipt of moneys, DTC's current practice is to credit immediately the accounts of the DTC
Participants in accordance with their respective holdings shown on the records of DTC. Payments by DTC Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions of the Beneficial Owners and customary practices, as is now the case with municipal securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such DTC Participants or Indirect Participants and not of DTC, the School District or the Paying Agent and will be subject to any statutory and regulatory requirements as may be in effect from time to time.

          A BENEFICIAL OWNER SHALL GIVE NOTICE TO ELECT TO HAVE ITS 1998 BONDS PURCHASED OR TENDERED, TO THE TENDER AGENT AND SHALL EFFECT DELIVERY OF SUCH 1998 BONDS BY CAUSING THE DTC PARTICIPANT OR THE INDIRECT PARTICIPANT TO TRANSFER THE DTC PARTICIPANT'S INTEREST IN THE 1998 BONDS, ON DTC'S RECORDS, TO THE TENDER AGENT. THE REQUIREMENT FOR PHYSICAL DELIVERY OF 1998 BONDS IN CONNECTION WITH A DEMAND FOR PURCHASE OR MANDATORY PURCHASE WILL BE DEEMED SATISFIED WHEN THE OWNERSHIP RIGHTS IN THE 1998 BONDS ARE TRANSFERRED BY DTC PARTICIPANTS ON DTC'S RECORDS.

          THE SCHOOL DISTRICT AND THE PAYING AGENT CANNOT AND DO NOT GIVE ANY ASSURANCES THAT DTC, THE DTC PARTICIPANTS OR THE INDIRECT PARTICIPANTS WILL DISTRIBUTE TO THE BENEFICIAL OWNERS (1) PAYMENTS OF PRINCIPAL OR REDEMPTION PRICE OF OR INTEREST ON THE 1998 BONDS, (2) CERTIFICATES REPRESENTING AN OWNERSHIP INTEREST OR OTHER CONFIRMATION OF BENEFICIAL OWNERSHIP INTERESTS IN 1998 BONDS, OR (3) REDEMPTION OR OTHER NOTICES SENT TO DTC OR CEDE & CO., ITS NOMINEE, AS THE REGISTERED OWNER OF THE 1998 BONDS, OR THAT THEY WILL DO SO ON A TIMELY BASIS OR THAT DTC, DTC PARTICIPANTS OR INDIRECT PARTICIPANTS WILL SERVE AND ACT IN THE MANNER DESCRIBED IN THIS OFFICIAL STATEMENT. THE
CURRENT "RULES" APPLICABLE TO DTC ARE ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE CURRENT "PROCEDURES" OF DTC TO BE FOLLOWED IN DEALING WITH DTC PARTICIPANTS ARE ON FILE WITH DTC.

          THE SCHOOL DISTRICT AND THE PAYING AGENT WILL HAVE NO RESPONSIBILITY OR OBLIGATION TO ANY DTC PARTICIPANT, INDIRECT PARTICIPANT OR BENEFICIAL OWNER OR ANY OTHER PERSON WITH RESPECT TO: (1) THE 1998 BONDS; (2) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DTC PARTICIPANT OR INDIRECT PARTICIPANT; (3) THE PAYMENT BY DTC OR ANY DTC PARTICIPANT OR INDIRECT PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OR REDEMPTION PRICE OF OR INTEREST ON THE 1998 BONDS; (4) THE DELIVERY BY DTC OR ANY DTC PARTICIPANT OR INDIRECT PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO BONDHOLDERS; (5) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE 1998 BONDS; OR (6) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS BONDHOLDER.

DISCONTINUATION OF BOOK-ENTRY ONLY SYSTEM

          DTC may determine to discontinue providing its service with respect to the the 1998 Bonds at any time by giving notice to the School District and the Paying Agent and discharging its responsibilities with respect thereto under applicable law. In addition, under certain circumstances set forth in the Resolution, the School District may determine to discontinue the book-entry only system.

          In the event that the book-entry only system for the 1998 Bonds is discontinued, the provisions set forth in the Resolution would apply.


              SECURITY AND SOURCES OF PAYMENT FOR THE 1998 BONDS

SECURITY FOR THE BONDS

       The 1998 Bonds are general obligations of the School District and are payable from taxes and other revenues of the School District. The taxing powers of the School District are described more fully herein. The School District has covenanted in the Resolution that it will provide in its budget for each fiscal year, and will appropriate in each such year, the amount of the debt service on the 1998 Bonds for such year and will duly and punctually pay, or cause to be paid, the principal of every Bond and the interest thereon on the dates, at the place and in the manner stated in the 1998 Bonds, and for such budgeting, appropriation and payment, the School District has irrevocably pledged its full faith, credit and taxing power.


                       STANDBY BOND PURCHASE AGREEMENT


        The obligation, if any, of the Tender Agent to purchase all or any portion of the Unremarketed Bonds is to be funded under the Standby Agreement between the School District and FGIC-SPI (and GE Capital, as explained below). The Standby Agreement does not secure scheduled principal and interest payments of the 1998 Bonds and the obligations of FGIC-SPI thereunder are subject to several conditions.

        The commitment of FGIC-SPI will expire on March 19, 2003 (the "Stated Expiration Date") unless earlier terminated or extended as described below. See "Termination of the Standby Agreement" below. Under the Standby Agreement, FGIC-SPI is liable for the purchase price of the Unremarketed Bonds to be purchased, and the total liability of FGIC-SPI is limited to the amount of the Available Principal Commitment plus the Available Interest Commitment. The "Available Principal Commitment" initially is $49,900,000 and will be adjusted from time to time as follows: (i) downward by the principal amount of any redemption, purchase, cancellation, or other retirement of all or any portion of 1998 Bonds, or (ii) downward by the principal amount of any Unremarketed Bonds purchased by FGIC-SPI pursuant to the Standby Agreement, such decrease to be effective as of any Purchase Date; and (iii) upward by the principal amount of any Unremarketed Bonds theretofore purchased by FGIC-SPI which are remarketed by the Remarketing Agent or purchased by the School District, such increase to be effective as of the date FGIC-SPI is reimbursed in full with respect to such Unremarketed Bonds pursuant to the terms of the Standby Agreement. The "Available Interest Commitment" is initially $779,260, which represents 38 days of accrued interest on the 1998 Bonds, calculated at a rate of 15% per annum on the basis of a 365-day year, and will be reduced and reinstated in proportion to fluctuations in the Available Principal Commitment.

TERMINATION OF THE STANDBY AGREEMENT

   The Standby Agreement will terminate upon the earliest to occur of (i) the Stated Expiration Date, as it may be extended from time to time, (ii) the date on which the Available Principal Commitment and Available Interest Commitment are permanently reduced to zero, (iii) the date on which a replacement Liquidity Facility is issued pursuant to the terms of the Resolution and (iv) the date on which the Available Principal Commitment and Available Interest Commitment are terminated as described under the heading "Effect of the Occurrence of an Event of Default" as described below.

CONDITIONS PRECEDENT TO PURCHASES UNDER THE STANDBY AGREEMENT

          The obligations of FGIC-SPI under the Standby Agreement to purchase Unremarketed Bonds are subject to satisfaction on each purchase date of each of the following conditions precedent in a manner satisfactory to FGIC-SPI and its counsel.

          (a) The Tender Agent does not receive by 11:00 a.m., New York City time, remarketing proceeds from the Remarketing Agent in a total amount sufficient to purchase all Unremarketed Bonds designated for purchase by FGIC-SPI in the notice delivered to FGIC-SPI;

          (b) FGIC-SPI shall have received (by facsimile transmission not later than 11:30 a.m., New York City time, on the Purchase Date) a notice from the Tender Agent substantially in the form attached to the Standby Agreement specifying the Purchase Price to be paid by FGIC-SPI on such Purchase Date; provided that if any Unremarketed Bonds specified for purchase in such notice shall be remarketed subsequent to the delivery of such notice to FGIC-SPI, the Tender Agent shall have the right to reduce the amount of the Purchase Price specified in such notice by telephonic notice to FGIC-SPI, promptly confirmed in writing, at any time prior to the time FGIC-SPI initiates payment of such Purchase Price; and

          (c) FGIC-SPI's commitment shall not have been terminated upon the occurrence of an Event of Default as described below.


EVENTS OF DEFAULT

      Each of the following constitutes an Event of Default under the Standby Agreement (terms used in this section which are not defined herein are as defined in the Standby Agreement):

     (a) (i) any portion of the commitment fee for this agreement shall not be paid when due on the quarterly payment date therefor as set forth in the Payment Agreement, or (ii) any other amount payable thereunder shallnot be paid when due and any such failure shall continue for three (3) Business Days after notice thereof to the Issuer;

     (b) the State shall take any action which would impair the power of the Issuer to comply with the covenants and obligations of the Issuer under the Authorizing Document or any right or remedy of the Corporation or any owners of the Variable Rate Bonds from time to time to enforce such covenants and obligations;

     (c) (i) the Issuer shall fail to observe or perform any covenant or agreement contained in the Authorizing Document and, if such failure is the result of a covenant breach which is capable of being remedied, such failure continues for ninety (90) days following written notice thereof to the Issuer from the Corporation, provided that if any such failure (other than a payment default) shall be such that it cannot be cured or corrected within such ninety (90) day period, it shall not constitute an Event of Default hereunder if curative or corrective action is instituted within such period and diligently pursued until the failure of performance is cured or corrected, or (ii) there shall not be, at all times a Remarketing Agent performing the duties thereof contemplated by the Authorizing Document;

     (d) an event of default has occurred and is continuing under the Authorizing Document;

     (e) any representation, warranty, certification or statement made by the Issuer (or incorporated by reference) in any Related Document or in any certificate, financial statement or other document delivered pursuant thereto or any Related Document shall prove to have been incorrect in any material respect when made;

     (f) any default by the Issuer shall have occurred and be continuing in the payment of principal of or premium, if any, or interest on any bond, note or other evidence of indebtedness of the Issuer which under the Authorizing Document or under any Related Document is senior to, or on parity with, the Variable Rate Bonds;

     (g) the Issuer files a petition in voluntary bankruptcy, for the composition of its affairs or for its corporate reorganization under any state or federal bankruptcy or insolvency law, or makes an assignment for the benefit of creditors, or admits in writing to its insolvency or inability to pay debts as they mature, or consents in writing to the appointment of a Trustee or receiver for itself;

     (h) a court of competent jurisdiction shall enter an order, judgement or decree declaring the Issuer insolvent, or adjudging it bankrupt, or appointing a Trustee or receiver of the Issuer, or approving a petition filed against the Issuer seeking reorganization of the Issuer under any applicable law or statute of the United States of America or any state thereof, and such order, judgement or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

     (i) under the provision of any other law for the relief of aid of debtors, any court of competent jurisdiction shall assume custody or control of the Issuer and such custody or control shall not be terminated within sixty (60) days from the date of assumption of such custody or control;

     (j) any material provision of this Agreement, the Authorizing Document, the Remarketing Agreement, any other Related Document, the Variable Rate Bonds or Provider Bonds shall cease for any reason whatsoever to be a valid and binding agreement or the Issuer shall content the validity or enforceability thereof; or

     (k) failure to pay when due any amount payable under the Variable Rate bonds or Provider Bonds (regardless of any waiver thereof by the holders of the Bonds).

EFFECT OF OCCURRENCE OF AN EVENT OF DEFAULT

          Upon the occurrence of any Event of Default, FGIC-SPI may, in its sole and absolute discretion, (i) terminate its obligation under the Standby Agreement and its Available Commitment, Available Principal Commitment and Available Interest Commitment and permanently reduce each such Commitment to zero by written notice to the Tender Agent (such termination and reduction to be effective thirty (30) days after such notice is received by the Tender Agent), and (ii) declare all accrued fees and other obligations outstanding hereunder to be immediately due and payable without further demand, presentment, protest or other notice whatsoever, all of which are expressly waived by the School District in the Standby Agreement.

ALTERNATE LIQUIDITY FACILITY

          Pursuant to the Resolution the School District may provide an Alternate Liquidity Facility for the 1998 Bonds to provide funds to the Tender Agent to purchase such 1998 Bonds delivered to the Tender Agent for purchase and not remarketed. The School District is required to use its best efforts to obtain an Alternate Liquidity Facility (which may be a standby purchase agreement, a line of credit, a letter of credit or a similar liquidity facility) (i) at least 20 days prior to the scheduled expiration date of the Liquidity Facility, or (ii) if FGIC-SPI has terminated the Standby Agreement, if an event has occurred that with notice, or passage or time, or both, will allow FGIC-SPI to rescind, suspend or terminate the Standby Agreement or if FGIC-SPI is in default under the Standby Agreement. To qualify under the Resolution as an "Alternate Liquidity Facility," the substitute facility must be issued or guaranteed by a commercial bank, insurance company or financial institution and contain terms that are in all material respects the same as or more beneficial in all material respects to the owners of the 1998 Bonds (except the expiration date and certain other items as set forth in the Resolution) than the terms of the Standby Agreement. The Paying Agent must also receive (i) an opinion of nationally recognized bond counsel to the effect that the delivery to the Paying Agent of such Alternate Liquidity Facility is authorized under the Resolution and complies with the terms thereof and (ii) written evidence from Standard & Poor's, if the 1998 Bonds are then rated by Standard & Poor's, to the effect that such rating service has reviewed the proposed Alternate Liquidity Facility and that the substitution of the proposed Alternate Liquidity Facility for the Standby Agreement will not, by itself, result in a withdrawal or reduction of its ratings on the Bonds in effect immediately prior to the obtaining of the Alternate Liquidity Facility.

          The Paying Agent shall give notice to the registered owners of the 1998 Bonds, of the proposed replacement of the current Standby Agreement or an Alternate Liquidity Facility, by first-class mail, postage prepaid, not less than fifteen (15) days prior to the Scheduled Interest Payment Date next preceding the proposed replacement date.

          As described above under "THE 1998 BONDS - Purchase of Tendered 1998 Bonds - Mandatory Tender," the 1998 Bonds will be subject to mandatory tender for purchase in the event the conditions described above are not satisfied.


                    THE STANDBY LOAN AGREEMENT; GE CAPITAL

 In order to obtain funds to fulfill its obligations under the FGIC-SPI Liquidity Facility, FGIC-SPI will enter into a standby loan agreement with GE Capital (the "Standby Loan Agreement") under which GE Capital will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase such Bonds. Each loan under the Standby Loan Agreement will be in an amount not exceeding the purchase price for tendered Bonds which represents the outstanding principal amount of such tendered Bonds together with accrued interest thereon to but excluding the date a borrowing is made and will mature on the date which is five years from the effective date of the Standby Loan Agreement. The proceeds of each loan shall be used only for the purpose of paying the purchase price for tendered Bonds. When FGIC-SPI desires to make a borrowing under the Standby Loan Agreement, it must give GE Capital prior written notice of such borrowing by at least 11:45 a.m., New York City time, on the proposed borrowing date. No later than 2:30 p.m., New York City time, on each borrowing date (if the related notice of borrowing has been received by 11:45 a.m. on such date), GE Capital will make available the amount of the borrowing requested.

 The Standby Loan Agreement will expressly provide that it is not a guarantee by GE Capital of the Bonds or of FGIC-SPI's obligations under the FGIC-SPI Liquidity Facility. GE Capital will not have any responsibility for, or incur any liability in respect of, any act, or any failure to act, by FGIC-SPI which results in the failure of FGIC-SPI to effect the purchase for the account of FGIC-SPI of tendered Bonds with the funds provided pursuant to the Standby Loan Agreement.

 GE Capital is subject to the informational requirements of the 1934 Act and in accordance therewith files reports and other information with the Commission. Such reports and other information can be inspected and copied at Room 1024 at the Office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048 and copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Website that contains reports, proxy and other information regarding registrants that file electronically, such as GE Capital. The address of the Commission's Website is http:/www.sec.gov. Reports and other information concerning GE Capital can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 on which certain of GE Capital's securities are listed.

The following table sets forth the consolidated ratio of earnings to fixed charges of GE Capital for the periods indicated:


                       Year Ended December 31,                                  Nine Months
                                                                                   Ended
                                                                             September 27, 1997
     1992          1993          1994          1995          1996
     1.44          1.62          1.63          1.51          1.53                   1.49



For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of rentals, which the Company believes is a reasonable approximation of the interest factor of such rentals.


                                   EXPERTS

     The financial statements and schedule of General Electric Capital Corporation and consolidated affiliates as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, appearing in GE Capital's Annual Report on Form 10-K for the year ended
December 31, 1996, have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                                                   APPENDIX A




                               TENDER TIMELINE

                              TENDERS FOR BONDS

                                PURCHASE DATE
                             (New York City time)


-------------------------------------------------------------------------------
|                          |                            |                     |
|                          |                            |                     |
|                          |                            |                     |
|                          |                            |                     |
----------     ----------------------------     ----------------      ---------
11:30 a.m.     11:45 a.m.                       2:15 p.m.             2:30 p.m.
(1)               (2)                               (3)                   (4)


 1. Trustee shall give immediate telephonic notice, in any event not later than 11:30 a.m. on the Purchase Date, to FGIC-SPI specifying the aggregate principal amount of Bonds to be purchased by FGIC-SPI on such Purchase Date.

 2. FGIC-SPI must give GE Capital prior written notice of a borrowing under the Standby Loan Agreement by 11:45 a.m. on the date of the proposed borrowing.

 3. No later than 2:15 p.m. on each Purchase Date, GE Capital will make available the amount of borrowing requested.

 4.  FGIC-SPI   purchases  Bonds,   for  which   remarketing  proceeds   are
     unavailable, by 2:30 p.m. on the Purchase Date.


                                  Appendix B


                            Additional Definitions
                            ----------------------


 "Alternate Liquidity Facility" shall mean a standby bond purchase agreement, a line of credit, a letter of credit or a similar liquidity facility issued or guaranteed by a commercial bank, insurance company or other financial institution pursuant to the terms of which money shall be made available by the issuer or guarantor thereof to the Paying Agent to pay the purchase price of Bonds tendered for purchase, or deemed tendered for purchase, pursuant to the Resolution. Such Alternate Liquidity Facility shall provide for an Agent if there is more than issuer thereof, shall have terms that are the same or more beneficial in all material respects to the Bondholders (except expiration date) as the Liquidity Facility then in effect, shall have an expiration date that is not earlier than 180 days from the Expiration Date of the Liquidity Facility then in effect and shall satisfy the requirements of the Resolution. If the Alternate Liquidity Facility is not provided by FGIC-SPI, then the provider of such Alternate Liquidity Facility shall be approved by the Bond Insurer and shall meet all the requirements as set forth in the Resolution.

 "Bondowner"  or  "Bondholder"   or  "Holder"  or  "Owner"   shall  mean  the
registered owner of any Bond.

 "Bond Insurer" shall mean Financial Guaranty Insurance Company, a New York stock insurance company, or any successor thereto.

 "Business Day" shall mean any day other than a Saturday or a Sunday on which banks in New York, New York and in the other city or cities in which the Designated Offices of the Paying Agent, Tender Agent, Bond Registrar, Liquidity Provider and Remarketing Agent are located are open for commercial banking purposes (or with respect to any such party that is not a bank, for general business purposes) and on which the New York Stock Exchange is not closed.

 "Purchase Date" shall mean (a) with respect to any optional tender of Bonds in the Weekly Mode for purchase in accordance with the Resolution, the Business Day specified by the Holder thereof in accordance with the Resolution as the day on which such Bonds are to be purchased; and (b) with respect to any mandatory tender of Bonds for purchase pursuant to the Resolution, the date specified in such as the date upon such Bonds are to be purchased.

 "FGIC-SPI Rate" shall mean the rate of interest which Bonds bear while the same are Provider Bonds, as determined in accordance with the Standby Bond Purchase Agreement.

 "Resolution" shall  mean  this Resolution  as amended  or supplemented  from
time  to  time by  all  resolutions  supplemental  hereto.   The  term  "this
Resolution" shall mean this instrument.

 "S&P"  shall  mean  Standard  &  Poor's,  a   division  of  The  McGraw-Hill
Companies, or its successor.

 "Scheduled Interest Payment Date" shall mean (i) with respect to Bonds in the Weekly Mode, the first Business Day of each calendar month, except that the first Scheduled Interest Payment Date shall be April 1, 1998, and (ii) with respect to Bonds in the Term mode, each Semiannual Date.

 "Special Interest Payment Date" shall mean, with respect to any Bonds, the date established by the Paying Agent in connection with the payment of overdue interest on such Bonds in accordance with the terms hereof and of the Bonds.

"Term Mode" shall mean with respect to the Bonds, the mode of accruing interest at the Term Rate.

 "Term Rate" shall mean the rate of interest borne by the Bonds for a Term Rate Period determined pursuant to the Resolution.

 "Term Rate Period" shall mean the period beginning on the Conversion Date and ending on the final maturity date of the Bonds.

 "Unremarketed Bonds" shall mean Bonds which have been tendered for purchase or which are deemed to have been tendered for purchase, pursuant to the Resolution, but which have not been remarketed.

 "Weekly Mode" shall mean, with respect to the Bonds, the mode of accruing interest at a Weekly Rate.

 Bonds "Weekly Rate" shall mean an interest rate that is determined for the Bonds on a weekly basis pursuant to the Resolution.

 "Weekly Rate Period" shall mean each period during which interest on the Bonds is payable or is accrued at a Weekly Rate pursuant to the Resolution.



                                $1,000,000,000

                        PRINCIPAL AMOUNT PLUS INTEREST

                        LIQUIDITY FACILITY OBLIGATIONS

                                      OF

                        FGIC SECURITIES PURCHASE, INC.


 FGIC  Securities Purchase,  Inc. ("FGIC-SPI"  or the  "Company") intends  to offer from time to time, in connection with the issuance by municipal authorities or other issuers of adjustable or floating rate debt securities (the "Securities"), its obligations (the "Obligations") under one or more liquidity facilities (the "Liquidity Facilities"). The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus or offering statement. The Obligations will not be severable from the Securities and may not be separately traded. This Prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of Securities purchased by FGIC Securities Purchase, Inc. or its affiliates.

 Unless otherwise specified in a prospectus supplement to the Prospectus (a "Prospectus Supplement"), the Obligations will be issued from time to time to provide liquidity for certain adjustable or floating rate Securities issued by municipal or other issuers. The specific terms of the Obligations and the Securities to which they relate will be set forth in a Prospectus Supplement. Each issue of Obligations may vary, where applicable, depending upon the terms of the Securities to which the issuance of Obligations relates.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURI-
             TIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                COMMISSION OR ANY STATE SECURITIES COMMISSION
                 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.



-----------------
The date of this Prospectus is March 19, 1998

 The information contained in this Prospectus has been obtained from FGIC Securities Purchase, Inc. This Prospectus is submitted in connection with the future sale of securities as referred to herein, and may not be reproduced or used, in whole or in part, for any other purposes.

 No dealer, salesman or any other person has been authorized by FGIC-SPI to give any information or to make any representation, other than as contained in this Prospectus or a Prospectus Supplement, in connection with the offering described herein, and if given or made, such other information or representation must not be relied upon as having been authorized by any of the foregoing. This Prospectus does not constitute an offer of any securities other than those described herein or a solicitation of an offer to buy in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale.


                            AVAILABLE INFORMATION

 The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at Room 1024 at the Office of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048 and copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at
prescribed rates. In addition, the Commission maintains a Website that contains reports, proxy and other information regarding registrants that file electronically, such as FGIC-SPI. The address of the Commission's Website is http:/www.sec.gov. FGIC-SPI does not intend to deliver to holders of its obligations offered hereby an annual report or other report containing financial information.

 This Prospectus and the applicable Prospectus Supplement constitute a prospectus with respect to the Obligations of FGIC-SPI under the Liquidity Facilities to be issued from time to time by FGIC-SPI in support of the Securities. It is not anticipated that registration statements with respect to the Securities issued by municipal authorities or other issuers will be filed under the Securities Act of 1933, as amended, in reliance on an exemption therefrom.


                                 --------


                     DOCUMENTS INCORPORATED BY REFERENCE

 There are hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, all heretofore filed with the Commission pursuant to Section 13 of the 1934 Act, to which reference is hereby made.

 All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Obligations and the Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

 The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Corporate Communications Department, FGIC Corporation, 115 Broadway, New York, New York 10006, Telephone No. (212) 312-3000.



                                   SUMMARY

 The proposed structure will be utilized to provide liquidity through a "put" mechanism for floating or adjustable rate securities and other derivative debt securities issued by municipal authorities or other issuers. Such securities typically include a tender feature that permits broker-dealers to establish interest rates on a periodic basis which would enable the securities to be remarketed at par and that provides a secondary market liquidity mechanism for holders desiring to sell their securities. Such securities will be remarketed pursuant to an agreement under which the broker-dealers will be obligated to use "best efforts" to remarket the securities. In the event that they cannot be remarketed, FGIC-SPI will be obligated, pursuant to a standby purchase agreement or similar contractual arrangement with the issuer, remarketing agent, tender agent or trustee of the securities, to purchase unremarketed securities, from the holders desiring to tender their securities (the "put option") or upon certain other events. This facility will assure the holders of liquidity for their securities even when market conditions preclude successful remarketing.

 The proposed structure may also be used in connection with concurrent offerings of variable rate demand securities ("VRDNs") and convertible inverse floating rate securities ("INFLOs"). VRDNs and INFLOs are municipal derivative securities pursuant to which (i) the interest rate on the VRDNs is a variable interest rate which is re-set by the remarketing agent from time to time (not to exceed a stated maximum rate) (the "VRDN Rate") and (ii) the interest rate on the INFLOs is concurrently re-set at a rate equal to twice a specified Linked Rate minus the fee charged by FGIC-SPI for the Liquidity Facility. The owners of VRDNs have the optional right to tender their VRDNs to the issuer for purchase and, in the event the remarketing agent does not successfully remarket the tendered VRDNs, FGIC-SPI is obligated to pay the purchase price therefor pursuant to the terms of its liquidity facility.

 If an owner of INFLOs desires a fixed rate of interest not subject to fluctuation based on the inverse floating rate equation described above, such owner may elect to purchase from VRDN holders an amount of VRDNs equal to the principal amount of INFLOs for which such INFLO owner desires a fixed rate of interest. The net effect of such purchase is to "link" an equal principal amount of VRDNs and INFLOs and thereby set a fixed interest rate on the combined securities. If the owner of such combined securities so elects, the owner may "de-link" his or her VRDNs and INFLOs. The remarketing agent will then remarket the VRDNs at a re-set interest rate and the INFLOs retained by the de-linking owner will again continue to vary and to be re-set whenever the interest rate of the VRDNs are re-set. An INFLOs owner may also elect to permanently link his or her INFLOs with an equal principal amount of VRDNs and thereby permanently fix the interest rate on the combined securities to their stated maturity; once permanent linkage is effected, no subsequent de-linkage is permitted.

 Until such time as VRDNs are permanently linked to INFLOs, the VRDNs will remain subject to remarketing in the manner noted above and FGIC-SPI will remain obligated to purchase unremarketed VRDNs in connection with the optional right of holders to tender their VRDNs for purchase.

 The fees for providing the liquidity mechanism will be paid by the issuer or other entity specified in the applicable Prospectus Supplement, typically over the life of the liquidity agreement or, in the case of VRDNs, until such time as a VRDN is permanently linked with an INFLO. Except as otherwise provided in a Prospectus Supplement, in order to obtain funds to purchase unremarketed securities, FGIC-SPI will enter into standby loan agreements with one or more financial institutions (the "Standby Lenders") under which the Standby Lenders will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase Securities for which the put option has been exercised. Except as otherwise provided in a Prospectus Supplement, the standby purchase agreement or similar contractual agreement between FGIC-SPI and the trustee, issuer or other specified entity will provide that, without the consent of the issuer and the trustee for the security holders, FGIC-SPI will not agree or consent to any amendment, supplement or modification of the related standby loan agreement, nor waive any provision thereof, if such amendment, supplement, modification or waiver would materially adversely affect the issuer or other specified entity, or the security holders. Except as otherwise provided in a Prospectus Supplement, the obligations of FGIC-SPI under the standby purchase agreement or similar contractual agreement may only be terminated upon the occurrence of certain events of non-payment, default or insolvency on the part of the issuer or other specified entity. In the event of a termination of the obligations of FGIC-SPI under the standby purchase agreement or similar contractual agreement, the securities will be subject to a mandatory tender. Prior to such time, security holders will have the option to tender their securities, all as set forth in the applicable Prospectus Supplement.

 The above structure is intended to receive the highest ratings from the rating agencies and to provide public issuers with the lowest cost of financing. Therecanbe noassurances,however, thatsuchratings willbemaintained.


                                 THE COMPANY

 FGIC-SPI  was  incorporated   in  1990  in  the  State  of  Delaware.    All
outstanding capital stock of FGIC-SPI is owned by FGIC Holdings, Inc., a Delaware corporation.

 Unless  otherwise  specified  in a  Prospectus  Supplement, the  business of
FGIC-SPI consists and will consist of providing liquidity for certain adjustable and floating rate Securities issued by municipal authorities or other issuers through Liquidity Facilities. The securities are typically remarketed by registered broker-dealers at par on a periodic basis to establish the applicable interest rate for the next interest period and to provide a secondary market liquidity mechanism for security holders desiring to sell their securities. Pursuant to standby purchase agreements or similar contractual agreements with issuers of the securities, FGIC-SPI will be obligated to purchase unremarketed securities from the holders thereof who voluntarily or mandatorily tender their Securities for purchase. In order to obtain funds to purchase the Securities, FGIC-SPI will enter into one or more standby loan agreements with Standby Lenders under which the Standby Lenders will be irrevocably obligated to lend funds as needed to FGIC-SPI to purchase Securities as required.

 FGIC-SPI's principal executive offices are located at 115 Broadway, New York, New York 10006, Telephone No. (212) 312-3000.


                           THE LIQUIDITY FACILITIES

 The  Obligations will  rank equally  with all  other  general unsecured  and
unsubordinated  obligations  of FGIC-SPI.    The Obligations  are  not issued
pursuant to an indenture.

 Registered owners of the Securities will be entitled to the benefits and subject to the terms of the applicable Liquidity Facility as specified in the Prospectus Supplement. Pursuant to the Liquidity Facilities, FGIC-SPI will agree to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the purchase price for the Securities to which such Liquidity Facility relates. The obligation of FGIC-SPI under each Liquidity Facility will be sufficient to pay a purchase price equal to the principal of the Security to which such facility relates and up to a specified amount of interest at a specified rate set forth in the applicable Prospectus Supplement.


                          THE STANDBY LOAN AGREEMENT

 In order to obtain funds to fulfill its obligations under the Liquidity Facilities, FGIC-SPI will enter into one or more Standby Loan Agreements with one or more Standby Lenders under which the Standby Lenders will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase the Securities to which the applicable Liquidity Facility relates. Each Standby Loan Agreement will have the terms set forth in the applicable Prospectus Supplement. It is anticipated that each loan under a Standby Loan Agreement will be in an amount not exceeding the purchase price for the Securities tendered by the holders which will represent the outstanding principal amount of such securities, premium, if any, and accrued interest thereon for a specified period. The proceeds of each loan shall be used only for the purpose of paying the purchase price for tendered Securities. It is not anticipated that a Standby Lender will guarantee the Securities to which its Standby Loan Agreement relates or FGIC-SPI's obligation under any Standby Purchase Agreement. Standby Lenders will be identified in the appropriate Prospectus Supplement.


                             PLAN OF DISTRIBUTION

 The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus, official statement or offering circular.


                                LEGAL MATTERS

 The legality of the Obligations has been passed upon for FGIC-SPI by Brown & Wood LLP, One World Trade Center, New York, New York 10048.


                                   EXPERTS

 The financial statements of FGIC Securities Purchase, Inc. at December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 appearing in FGIC Securities Purchase, Inc.'s 1996 Annual Report (Form 10-K) have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.



   No dealer,  salesman or  any other
  individual has  been authorized  to
  give any information or to make any
  representations  other  than  those
  contained  in  this  Prospectus  in
  connection with  the offer  made by                    $49,900,000
  this Prospectus,  and, if  given or
  made,    such    information     or
  representations must not  be relied                  principal amount
  upon as  having been  authorized by             plus interest and premium,
  FGIC-SPI.  This Prospectus does not                        if any
  constitute an offer or solicitation
  by  anyone in  any  jurisdiction in
  which an  offer or  solicitation is
  not  authorized  or  in  which  the           LIQUIDITY FACILITY OBLIGATIONS
  person   making   such   offer   or
  solicitation is not qualified to do
  so  or  to  anyone  to  whom it  is
  unlawful  to  make  such  offer  or
  solicitation.                                             issued by


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                                                          FGIC Securities
           TABLE OF CONTENTS                               Purchase, Inc.

                                        Page
                                        ----               in support of

  PROSPECTUS SUPPLEMENT                        Dallastown Area School District
  Documents Incorporated By Reference. .S-2          York County, Pennsylvania
  Introduction . . . . . . . . . . . . .S-2           General Obligation Bonds,
  The 1998 Bonds . . . . . . . . . . . .S-2                Series of 1998
  Summary of Interest Rate Modes . . . .S-9
  Book-Entry Only System . . . . . . . S-10                   --------
  Security and Sources of Payment
    for the 1998 Bonds . . . . . . . . S-12            PROSPECTUS SUPPLEMENT
  Standby Bond Purchase Agreement . . .S-12
  The  Standby  Loan   Agreement;  GE                         --------
  Capital . . . . . . . . . . . . . . .S-15
  Experts . . . . . . . . . . . . . . .S-16                March 19, 1998
  Appendix A . . . . . . . . . . . . . .A-1
  Appendix B . . . . . . . . . . . . . .B-1

  PROSPECTUS
  Available Information . . . . . . . . . 2
  Documents Incorporated By Reference . . 3
  Summary . . . . . . . . . . . . . . . . 4
  The Company . . . . . . . . . . . . . . 5
  The Liquidity Facilities . . . . . . . .5
  The Standby Loan Agreement . . . . . . .5
  Plan of Distribution . . . . . . . . . .6
  Legal Matters . . . . . . . . . . . . . 6
  Experts . . . . . . . . . . . . . . . . 6